UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 29, 2023
TRUPANION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36537	83-0480694
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6100 4th Avenue S, Suite 400
Seattle, Washington 98108
(Address of principal executive offices, including zip code)

(855) 727 - 9079
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.00001 par value per share	TRUP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 29, 2023, Trupanion, Inc. (the “Company”) entered into a form of consulting agreement (the “Consulting Agreement”) with Andrew “Drew” Wolff, the Company’s Chief Financial Officer, in connection with the previously announced departure to occur on June 1, 2023. At that time until August 31, 2023, Mr. Wolff would provide services related the Company’s finance, accounting, and disclosure functions for a fee of $25,000 a month. The Consulting Agreement contains confidentiality obligations and a 12-month noncompetition obligation from the date of termination of the Consulting Agreement.
On March 29, 2023, the Company and Mr. Wolff also entered into a separation agreement and release of claims (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Wolff and the Company irrevocably and absolutely released all claims against each other, Mr. Wolff agreed to a 12-month non-competition obligation from the date of his separation, and the Company accelerated the vesting of 9,914 shares (the “RSU Shares”) of common stock issuable upon settlement of restricted stock units (the “RSUs”) held by Mr. Wolff. The settlement of the RSU Shares will occur on dates, and in amounts, that align with the historical vesting schedule of the RSUs through March 15, 2024, by which date all remaining RSU Shares will be settled but subject to a contractual lockup that aligns with the historical vesting schedule of the RSUs (the “Settlement and Lockup Schedule”).
On April 3, 2023, the Company and Tricia Plouf, the Company’s former Executive Vice President, Pricing, entered into a substantially similar form of Separation Agreement, including a release of claims, 12-month non-competition obligation, and acceleration of vesting as to 71,028 RSU Shares to be settled in accordance with the Settlement and Lockup Schedule. The Separation Agreement also provides for a severance payment to Ms. Plouf of $180,000.
Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description
	10.1	Form of Consulting Agreement
	10.2	Form of Separation Agreement
	104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUPANION, INC.

By:	/s/ Margi Tooth
Name: Margi Tooth
Title: President
Date: April 4, 2023